UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2012

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 West Washington Street, Suite 101, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

(602) 286-5520
Registrant's telephone number, including area code

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2012, Capstone Therapeutics Corp. (the "Company") announced by press release that the Company entered into a Contribution Agreement with LipimetiX LLC to form a joint venture, LipimetiX Development LLC ("JV"), to develop Apo E mimetic peptide molecules, including AEM-28 and analogs. The Company will contribute $6 million: $1 million for voting common ownership units representing 60% ownership in JV; and $5 million for non-voting preferred ownership units, which have preferential distribution rights. Initial funding of $3.3 million will be advanced at closing with funding of the remaining $2.7 million (held in escrow) upon milestone achievement of IND allowance by FDA.

LipimetiX LLC will contribute to JV all intellectual property rights for Apo E mimetic peptide molecules it owns and will assign its Exclusive License Agreement between the University of Alabama at Birmingham (UAB Research Foundation) ("UAB") and Lipimetix LLC, for the UAB intellectual property related to Apo E mimetic peptide molecules AEM-28 and analogs, in return for 400,000 common ownership units representing 40% ownership in JV.

LipimetiX LLC was formed by the principals of Benu BioPharma, Inc, ("Benu") and UAB to commercialize UAB's intellectual property related to Apo E mimetic peptide molecules, including AEM-28 and analogs. Benu is composed of Dennis Goldberg, Ph.D., Phillip M. Friden, Ph.D. and Eric M. Morrel, Ph.D. The Exclusive License Agreement calls for a 3% royalty payment to UAB on Net Product Sales by the JV and includes other terms consistent with institutional intellectual property license agreements.

Dr. Goldberg previously provided limited consulting services to the Company and in the past has had various commercial and professional relationships with our former president and current consultant, Randolph C. Steer, MD, Ph.D. Dr. Goldberg also held very small ownership interests in Chrysalis Biotechnology, Inc. (developer of TP508), acquired by the Company in 2004, and AzERx Inc. (developer of AZX100), whose assets were acquired by the Company in 2006.

Concurrent with entering into the Contribution Agreement and the First Amendment and Consent to Assignment of Exclusive License Agreement between LipimetiX LLC, UAB and the Company, the Company and LipimetiX entered into a Limited Liability Company Agreement for JV which establishes a Joint Development Committee ("JDC") to manage JV development activities. The JDC is composed of three members appointed by LipimetiX LLC and two members appointed by the Company. Non-development JV decisions, including the issuance of new equity, incurrence of debt, entry into strategic transactions, licenses or development agreements, sales of assets and liquidation, will be decided by a majority vote of the common ownership units.

The JV, on August 3, 2012, entered into a Management Agreement with Benu to manage JV development activities for a monthly fee of approximately $63,000 and an Accounting Services Agreement with the Company to manage JV accounting and administrative functions for a monthly fee of $10,000.

Section 2 - Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, on August 3, 2012, the Company announced by press release that the Company entered into a Contribution Agreement with LipimetiX LLC to form a joint venture, LipimetiX Development LLC, to develop Apo E mimetic peptide molecules, including AEM-28 and analogs. The description of this transaction in Item 1.01 above is hereby incorporated into this Item 2.01.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

On August 3, 2012, Capstone Therapeutics Corp. (the "Company") announced by press release that the Company entered into a Contribution Agreement with LipimetiX LLC to form a joint venture, LipimetiX Development LLC ("JV"), to develop Apo E mimetic peptide molecules, including AEM-28 and analogs. The Press Release is attached as Exhibit 99.1 to this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Capstone Therapeutics Corp. Press Release dated August 3, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE THERAPEUTICS CORP.
Date: August 3, 2012	/s/ JOHN M. HOLLIMAN, III John M. Holliman, III Executive Chairman